                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 27, 1999

                            EASTMAN CHEMICAL COMPANY
               (Exact Name of Registrant as Specified in Charter)

                Delaware                    1-12626           62-1539359
      (State or Other Jurisdiction        (Commission       (IRS Employer
            of Incorporation)             File Number)    Identification No.)

      100 N. Eastman Road, Kingsport, Tennessee             37660
            (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code: (423) 229-2000

ITEM 5.     OTHER EVENTS.

       On April 27, 1999, Eastman Chemical Company, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Lipstick Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the "Purchaser"), and Lawter International, Inc., a Delaware corporation ("Lawter"), pursuant to which
(i) the Purchaser shall commence an offer to purchase (the "Offer") for cash all shares of Lawter common stock, par value $1.00 per share (the "Shares"), at a price of $12.25 per Share and (ii) as soon as practicable following consummation of the Offer and approval and adoption of the Merger Agreement by the stockholders of Lawter (if required by applicable law), the Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each Share then outstanding, other than Shares held by (a) Lawter or any of its subsidiaries, (b) Parent or any of its subsidiaries, including the Purchaser, and (c) stockholders who properly perfect their dissenters' rights under Delaware law, will be converted into the right to receive $12.25 in cash or any higher price per Share paid in the Offer, without interest. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

      (c)  Exhibits.

      2.1 Agreement and Plan of Merger, dated as of April 27, 1999, by and among the Company, the Purchaser and Lawter.

     99.1 Short Form Merger Option Agreement, dated as of April 27, 1999, by and among the Company, the Purchaser and Lawter.

     99.2   Joint Press Release of the Company and Lawter, issued April 28,
            1999.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EASTMAN CHEMICAL COMPANY

Date:  May 3, 1999                        By:   /s/ ALLAN R. ROTHWELL
                                             ------------------------
                                             Name:  Allan R. Rothwell
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

      2.1 Agreement and Plan of Merger, dated as of April 27, 1999, by and among the Company, the Purchaser and Lawter.

     99.1 Short Form Merger Option Agreement, dated as of April 27, 1999, by and among the Company, the Purchaser and Lawter.

     99.2   Joint Press Release of the Company and Lawter, issued April 28,
            1999.